UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2021

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35813	98-0376008
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2021, Oramed Pharmaceuticals Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Canaccord Genuity LLC, as agent (“Canaccord Genuity”), pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $28,000,000 from time to time through Canaccord Genuity. The Equity Distribution Agreement will replace that certain Equity Distribution Agreement, dated as of December 1, 2020 (the “2020 Equity Distribution Agreement”), between the Company and Canaccord Genuity, as amended, once it has been exhausted. From December 1, 2020 through June 14, 2021, the Company sold an aggregate of 3,956,220 shares of common stock pursuant to the 2020 Equity Distribution Agreement for aggregate gross proceeds of $38,548,161, and as a result an aggregate of $1,451,839 remains available for sale under the 2020 Equity Distribution Agreement in addition to the $28,000,000 that the Company may offer and sell under the Equity Distribution Agreement.

Any sales of shares of common stock pursuant to the Equity Distribution Agreement will be made under the Company’s currently effective shelf registration statement on Form S-3 (File No. 333-236194) and an additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus contained therein and the prospectus supplement dated and filed on June 16, 2021. Canaccord Genuity may sell common stock (A) in privately negotiated transactions with the Company’s consent; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on The Nasdaq Capital Market or sales made into any other existing trading market for the Company’s common stock. Subject to the terms and conditions of the Equity Distribution Agreement, Canaccord Genuity will use its commercially reasonable efforts to sell the shares of the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other parameters or conditions that the Company may impose). The Company will pay to Canaccord Genuity a cash commission of 3.0% of the gross proceeds from the sale of any shares of common stock by Canaccord Genuity under the Equity Distribution Agreement. The Company will also reimburse Canaccord Genuity for certain specified expenses in connection with entering into the Equity Distribution Agreement. The Company and Canaccord Genuity have also provided each other with customary indemnification rights.

The Company is not obligated to make any sales of common stock under the Equity Distribution Agreement and no assurance can be given that the Company will sell any shares under the Equity Distribution Agreement, or, if it does, as to the price or amount of shares that the Company will sell, or the dates on which any such sales will take place. The Equity Distribution Agreement may be terminated by either party at any time upon five days’ notice to the other party, or by Canaccord Genuity at any time in certain circumstances.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Equity Distribution Agreement, dated June 16, 2021, by and between the Company and Canaccord Genuity.
5.1	Opinion of Sullivan & Worcester LLP.
23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

June 16, 2021

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